EXHIBIT 10.2

R E S T R I C T I O N A G R E E M E N T
Non-transferable
GRANT TO
______________________
(“Grantee”)

by Premiere Global Services, Inc. (the “Company”) of

shares of its common stock, $0.01 par value (the “Shares”)

pursuant to and subject to the provisions of the Premiere Global Services, Inc. 2000 Directors Stock Plan, as amended (the “Plan”) and to the terms and conditions set forth on the following page (the “Terms and Conditions”). By accepting the Shares, Grantee shall be deemed to have agreed to the terms and conditions set forth in this Agreement and the Plan.

     The Shares shall be fully vested as of the date of grant.

     IN WITNESS WHEREOF, Premiere Global Services, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed as of the date of grant.

PREMIERE GLOBAL SERVICES, INC.
By: ______________________________

Its: Authorized Officer

Date of Grant: _______________________

Accepted by Grantee: _________________

TERMS AND CONDITIONS

1. Grant of Shares. The Company hereby grants to the Grantee named on page 1 hereof (“Grantee”), subject to the restrictions and the other terms and conditions set forth in the Plan and in this restriction agreement (this “Agreement”), the number of shares indicated on page 1 hereof of the Company’s $0.01 par value common stock (the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2. Restrictions. The Shares are fully vested as of the date of grant and are not subject to any restrictions.

4. Delivery of Shares. The Shares will be registered in the name of Grantee as of the date of grant.

Stock certificates for the Shares shall be delivered to Grantee or Grantee’s designee upon request of Grantee, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply, if deemed advisable by the Company, with registration requirements under the 1933 Act, listing requirements under the rules of any stock exchange or the New York Stock Exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

5. Voting and Dividend Rights. Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares.

6. Changes in Capital Structure. The provisions of the Plan shall apply in the case of a change in the capital structure of the Company.

8. Amendment. The Committee may amend, modify or terminate this Agreement without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested on the date of such amendment or termination.

9. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

10. Severability. If any one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

11. Notice. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

Premiere Global Services, Inc.
3399 Peachtree Road, N.E.
The Lenox Building, Suite 700
Atlanta, Georgia 30326
Attn: Director, Stock Plan Management

or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.